Exhibit (10) (ap)
MET-PRO CORPORATION
STANDARD FORM FOR THE
EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT

EMPLOYEE NON-QUALIFIED STOCK OPTION AGREEMENT made as of the 3rd day of December, 2008, between MET-PRO CORPORATION, a Pennsylvania corporation (the “Company”), and ____________________, an employee of the Company (“Optionee”).

Pursuant to and under the terms of the Met-Pro Corporation 2005 Equity Incentive Plan (the “Plan”), the Company hereby grants the Optionee the option to acquire Common Shares, par value $.10 per share, of the Company on the following terms and conditions:

1.           GRANT OF OPTION. The Company hereby grants to Optionee the right and option (the “Option”) to purchase up to _________________ (________) Common Shares, par value $.10 per share, of the Company (the “Shares”), to be transferred to the Optionee upon the exercise hereof, fully paid and nonassessable.  This Option is a non-statutory stock option under the Plan and is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2.            OPTION PRICE.  The exercise price of the Option shall be ___________ dollars and ________ cents ($______) per share.  The Company shall pay all original issue or transfer taxes on the exercise of the Option.

3.            VESTING OF OPTION.

(a)           Subject to Section 3(b) and Section 4 hereof and the other provisions hereof, the Option shall be exercisable commencing upon the date hereof as follows:

Number of Shares	Date first exercisable
December 3, 2009
December 3, 2010

(b)           Any portion of the Option that shall not yet be exercisable under the terms of Section 3(a) shall immediately and without action by any party become exercisable upon the earlier to occur of the following: (i) a Change of Control (as hereafter defined); (ii) the death of Optionee; (iii) a declaration of permanent and total disability of the Optionee (as defined in Section 22(e) of the Internal Revenue Code)(hereafter, “permanent and total disability”) together with a declaration of Optionee’s eligibility for Social Security disability benefits; and (iv) the cessation of the Optionee’s services to the Company as an employee of the Company, other than voluntarily or for cause.

(c)           For purposes of this Agreement, (i) the term “Change in Control” shall have the same definition as set forth in any Key Employee Severance Agreement from time to time in effect between the Company and any key employee of the Company; and (ii) the cessation of Optionee’s services to the Company as a result of retirement pursuant either to (A) a pension or retirement plan adopted by the Company or (B) at or after the normal retirement date prescribed from time to time by the Company, shall be deemed to be a cessation other than voluntarily or for cause.

4.            EXPIRATION OF OPTION.

(a)           Subject to earlier expiration as provided for by Section 4(b), Section 4(c) or Section 4(d) hereof, the Option shall not be exercisable after and, if not previously exercised, shall expire at 5:00 P.M., Harleysville, PA time, on December 3, 2018.

(b)           If the Optionee’s services as an employee of the Company or of a parent or subsidiary corporation of the Company are terminated or shall otherwise cease without regard to the reason therefor, this Option shall expire prior to the date set forth in Section 4(a), as provided below:

(i)	One year after the date of termination or cessation of such services, if the termination or cessation is caused by permanent and total disability of the Optionee;
(ii)	One year after the date of death of the Optionee, (x) if such death occurs while Optionee is serving as an employee of the Company, or a parent or subsidiary corporation of the Company, or (y) if such death occurs prior to the expiration of three months after the cessation of serving as an employee of the Company; or
(iii)	Three (3) months after the date of termination or cessation of such services, if such termination or cessation is for any reason other than for any of those reasons set forth in Subsections (i) or (ii) above.

(c)           The provisions of Section 4(b) shall not be deemed to apply where Optionee has retired as an employee of the Company or has otherwise ceased to provide services to the Company as an employee and (i) such retirement, or cessation of services, occurs after Optionee has attained the age of 65 and has completed at least ten (10) years of service as an employee of the Company, or (ii) without regard to Optionee’s age, the retirement, or the other cessation of service as an employee of the Company, is as a result of Optionee’s permanent and total disability, and Optionee has completed at least ten (10) years of service as an employee of the Company and is eligible for Social Security disability benefits (either of such circumstances, a “Retirement after Extended Service”). In the event of a Retirement after Extended Service, this Option shall expire at the earlier of (i) two years after the date of such retirement or other cessation of services as an employee of the Company, or (ii) the expiration date provided for by Section 4(a) hereof.

(d)           In addition to the earlier expirations provided for by Section 4(b) and 4(c) hereof, this Option, whether vested or not, shall expire prior to the date set forth in Section 4(a), without any further act by the Company, as follows:

(i)	Upon the commission of any act for which either criminal or civil penalties may be sought;
(ii)	Upon the willful violation of any of the Company’s written policies;
(iii)	Upon engaging in any activity which is competition with the Company, or any parent or subsidiary of the Company; or
(iv)	Upon any unauthorized disclosure of the confidential information or trade secrets of the Company or of any parent or subsidiary of the Company.

(e)           No provision of Section 4(b) or Section 4(c) hereof shall be deemed to extend the expiration date of the Option beyond the expiration date set forth in Section 4(a) hereof.

(f)           In the event of death, Optionee’s rights may be exercised by the estate of the Optionee or by the person acquiring the right to exercise the Option by bequest, inheritance or by reason of the death of the Optionee.

5.             [Intentionally deleted]

6.           NON-ASSIGNABILITY OF OPTION. The Option shall not be given, granted, sold, exchanged, transferred, pledged, assigned or otherwise encumbered or disposed of by Optionee, excepting by Will or the laws of descent and distribution, and, during the lifetime of Optionee, shall not be exercisable by any other person, but only by Optionee.

7.            METHOD OF EXERCISE OF OPTION.   Optionee shall notify the Company by written notice sent by registered or certified mail, return receipt requested, addressed to its President at its principal office, or by hand delivery to such person at such office, properly receipted.  The notice shall specify the number of Shares which Optionee desires to purchase under the Option (which number shall be in multiples of One Hundred (100) Shares, excepting any last unexercised amount of less than One Hundred (100) Shares), and shall be accompanied by a check payable to the order of the Company for the full exercise price of the Shares purchased.  Alternatively, Optionee may make payment for the Shares utilizing any of the payment methods permitted by the Plan.  As soon as practicable after the receipt of such written notice and payment, the Company shall, at its principal office, tender to Optionee a certificate or certificates issued in Optionee’s name evidencing the Shares thus purchased by Optionee hereunder.

8.            ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Common Shares of the Company by reason of stock dividends, stock splits (whether forward or reverse), split-ups, recapitalization, mergers, consolidations, combinations, exchanges of shares, separations, reclassifications, reorganizations, or liquidations, the number of Shares issuable upon exercise of the Option, the Option price thereof and the number of Shares subject to vesting as set forth in Section 3(a) hereof shall be correspondingly adjusted by the Company.  Any such adjustment in the number of Shares and the price thereof shall apply proportionately only to the then unexercised portion of the Option.  If fractional shares would result from any such adjustment, the adjustment shall be revised to the next lower whole number of shares.

9.            NO RIGHTS AS SHAREHOLDER. Optionee shall have no rights as a shareholder in respect to the Shares as to which the Option shall not have been exercised and payment made as herein provided.

10.          BINDING EFFECT. Excepting as herein otherwise expressly provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and assigns.

11.          CONFLICT. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall take precedence. A provision set forth herein which is not addressed by the Plan shall be given effect to except to the extent to which it is in conflict with the Plan.

12.          GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MET-PRO CORPORATION

By:
Raymond J. De Hont
Chairman, CEO & President

,Optionee